SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
January 9, 2004	0-27441

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1878819
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, D.C. 20002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(202) 380-4000

(Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

Attached hereto is XM’s Press Release issued Wednesday, January 7, 2004 in connection with the Consumer Electronics Show describing XM’s Yearend 2003 Subscriber totals, XM’s 2004 Content Lineup, XM’s agreements with JetBlue Airways and AirTran Airways, as well as new XM Radio Products.

Set forth below is XM’s Guidance for 2004: Subscriber Revenues are projected to reach $220 million; Yearend Subscribers are projected to exceed 2.8 million; and EBITDA loss is projected at $265 million.

Based on these projections, XM expects to reach cash flow breakeven in the first half of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: January 9, 2004	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated January 7, 2004.